UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 7, 2014
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 8, 2014, The Andersons, Inc. (the "Company") issued a press release announcing it has entered into an agreement to purchase (the "Purchase Agreement") Auburn Bean and Grain (the "Sellers"), including six grain and four agronomy assets.
The Company acquired 100% of the outstanding shares of Auburn Bean and Grain, in related transactions valued at an aggregate $39,500,000, including $5,000,000 in cash, and a stock for stock merger transaction for approximately 556,000 unregistered shares of the Company's common stock, no par value. Separately, the Company paid $20,375,000 in cash for certain facilities previously leased by Auburn Bean and Grain. Simultaneous with the purchase of the Sellers' shares we assumed long term debt, principally in the form of a senior secured term loan, in the amount of approximately $ 11,500,000.
The Company intends to fund the cash portion of the purchase price with cash on hand.
In connection with the shares of common stock issued under the Purchase Agreement, the Company relied on Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.
The press release is attached as exhibit 99.1 to this filing. The summary of the Agreement and Plan of Merger and Purchase Agreement described above is qualified in its entirety by reference to the Purchase Agreement, which is filed as exhibit 2.1 to this filing.
The Purchase Agreement is included to provide security holders with information regarding their terms. It is not intended to provide any other factual information about the Company, the Seller or their respective subsidiaries and affiliates or the assets to be acquired. The Purchase Agreement contains representations and warranties by each of the parties. These representations and warranties were made solely for the benefit of the other parties to each such agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the applicable agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the agreements, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in such agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the agreement or such other date or dates as may be specified in the agreement. Accordingly, investors you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Seller, their respective subsidiaries and affiliates or the acquired assets.
The matters described in this Form 8-K and the accompanying press release contain forward-looking statements that are subject to risk, uncertainties and assumptions. Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict. Because of these risks, uncertainties and assumptions, investors should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning the Company and the proposed acquisition are expressly qualified in their entirety by the cautionary statements above.

Item 3.02 Unregistered Sales of Equity Securities.
The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

October 8, 2014	By:	/s/ John Granato

Name: John Granato
Title: Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

2.1
Agreement and Plan of Merger and Purchase Agreement Among The Shareholders of Auburn Bean and Grain Co. and The KMA Group LLC as Seller and The Andersons, Inc. as Buyer and TAI Acquisition Co. dated October 7, 2014. (The exhibits and schedules to the Agreement have been omitted. The Company will furnish such items to the SEC upon request.)

99.1	News Release